                                                                    EXHIBIT 99.1


AT THE COMPANY:         AT FINANCIAL RELATIONS BOARD:
Bruce C. Karsk          Marilyn Windsor     Diane Hettwer        Tim Grace
Executive VP and CFO    General Inquiries   Analyst Inquiries    Media Inquiries
402-829-6803            702-515-1260        312-640-6760         312-640-6667

FOR IMMEDIATE RELEASE
TUESDAY, MARCH 23, 2004

              LINDSAY MANUFACTURING CO. REPORTS FISCAL 2004 SECOND-
                   QUARTER, SIX-MONTH RESULTS; UPDATES OUTLOOK

OMAHA, NEB., MARCH 23, 2004--LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for its fiscal second quarter ended February 29, 2004. Revenues grew 7 percent from the same period a year ago, and earnings per diluted share were $0.29 compared with $0.42 in the year-ago period, as rapid increases in steels costs led to lower gross margin. The company also reported a 58% increase in its order backlog over the year-ago period.

SECOND-QUARTER RESULTS

Second-quarter fiscal 2004 total revenues were $51.5 million, up 7 percent from $48.1 million for the prior-year period. Irrigation equipment revenues were up 8 percent to $48.7 million as domestic irrigation revenues increased 3 percent while international revenues, including exports, grew 24 percent. Diversified products revenues were unchanged from the fiscal 2003 second quarter, but rose 8 percent sequentially.

"U.S. farmers are enjoying good profitability, worldwide agricultural commodity prices are strong, and awareness of the need to make efficient use of existing water resources is growing. These factors are driving continued strong order flow from both domestic and international customers, even with pivot price increases due to escalating steel costs," said Rick Parod, president and chief executive officer. "Additionally, we are pleased to see the sequential upturn in diversified products. We have been working diligently to bring in new business from various industrial sectors and this quarter, we won a new project for a division of a Fortune 500 company."

Gross profit was $11.6 million compared with $12.3 million and gross margin decreased to 22.6 percent from 25.5 percent year-over-year, reflecting the significant increases in steel costs. Operating expenses increased, as planned, primarily reflecting increases in domestic and international irrigation sales personnel costs, general corporate and group health insurance costs, and incremental legal and professional fees required to support Sarbanes-Oxley initiatives. Operating income of $4.8 million compared with $6.5 million during the same period last year. Net earnings were $3.5 million, or $0.29 per diluted share, compared with $5.0 million, or $0.42 per diluted share, in last year's second quarter.

Commenting on the margins, Parod said, "While we instituted a 3 percent price increase on orders received on or after December 1 and another 3 percent increase as of February 1, steel costs have continued to rise with unprecedented speed, and we have not been able to pass on the increased costs quickly enough to maintain our margins. As of March 1, we have instituted a steel surcharge on all orders."

Lindsay's order backlog at February 29, 2004, improved significantly to $32.3 million compared with $21.9 million at August 31, 2003 and $20.4 million at February 28, 2003.

SIX-MONTH RESULTS

Total revenues for the six months were $88.0 million, an 8 percent increase from $81.6 million for the prior year's six-month period. Irrigation equipment revenues of $82.7 million grew 9 percent from a year ago, while diversified products revenues were $5.3 million, or 5 percent less than the previous year. Net earnings were $4.6 million, or $0.38 per diluted share, compared with $6.1 million, or $0.52 per diluted share, for the first six months of fiscal 2003.

Shareholders' equity at February 29, 2004, was $108.3 million, or $9.21 per outstanding common share, compared with $98.0 million, or $8.35 per outstanding common share, at February 28, 2003. Cash and marketable securities at February 29, 2004 were $50.3 million compared with $41.2 million at February 28, 2003.

OUTLOOK UPDATE

Lindsay continues to expect that revenues will grow approximately 8 to 10 percent for fiscal 2004. "On the domestic front, we are still seeing strong commodity prices and good farmer profitability, which are driving demand for our products. International commodity prices, especially for soybeans, are also strong, and our overseas operations will benefit from these factors. We have just completed the move into our new facility in Brazil, which will more than double our capacity there," Parod said.

"However, given the unprecedented and continued increases in steel costs, we no longer expect growth in earnings and earnings per share in fiscal 2004. Earnings are now projected to be between the levels achieved in fiscal 2002 and fiscal 2003," he added.

Parod continued, "We are also taking action to more tightly control operating expenses at each of our operating units and we expect to see operating expense leverage during the full fiscal 2004 year. We are making progress toward our goal of leveraging our international operations by increasing volume and improving efficiencies to bring their margins up near the levels earned in the domestic market.

"We have the strong cash flow and financial flexibility to create shareholder value by pursuing a balance of strategic acquisitions and organic growth to support our mission to be the worldwide leader in providing intelligent water and plant nutrient management systems that improve productivity and result in efficient utilization of natural resources," Parod said.

Under Lindsay's share repurchase plan, management has an existing authorization to purchase up to 1.3 million shares of the company's stock, depending on market conditions and other considerations.

SECOND-QUARTER CONFERENCE CALL

Lindsay's second-quarter fiscal 2004 investor conference call is scheduled for 11 a.m. ET today. This call will be simulcast and available over the Internet via the web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will be accessible via the company's website at www.lindsaymanufacturing.com.

ABOUT THE COMPANY

Lindsay manufactures and markets Zimmatic, Greenfield, and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At February 29, 2004, Lindsay had approximately 11.8 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.




            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              SEE LINDSAY'S WEBSITE AT www.lindsaymanufacturing.com



                           - FINANCIAL TABLES FOLLOW -

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2004 AND
                                FEBRUARY 28, 2003

                                                        (UNAUDITED)                     (UNAUDITED)
                                                     THREE MONTHS ENDED              SIX MONTHS ENDED
                                                ----------------------------    ----------------------------

                                                  FEBRUARY        FEBRUARY        FEBRUARY        FEBRUARY
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)            2004            2003            2004            2003
                                                ------------    ------------    ------------    ------------

Operating revenues                              $     51,475    $     48,127    $     87,988    $     81,589
Cost of operating revenues                            39,865          35,865          69,024          62,316
                                                ------------    ------------    ------------    ------------
Gross profit                                          11,610          12,262          18,964          19,273
                                                ------------    ------------    ------------    ------------

Operating expenses:
  Selling expense                                      2,891           2,459           5,758           5,099
  General and administrative expense                   3,279           2,693           6,272           5,271
  Engineering and research expense                       676             634           1,436           1,232
                                                ------------    ------------    ------------    ------------
Total operating expenses                               6,846           5,786          13,466          11,602
                                                ------------    ------------    ------------    ------------
Operating income                                       4,764           6,476           5,498           7,671
Interest income, net                                     361             390             785             813
Other income, net                                         41             242             490             338
                                                ------------    ------------    ------------    ------------
Earnings before income taxes                           5,166           7,108           6,773           8,822
Income tax provision                                   1,663           2,156           2,177           2,677
                                                ------------    ------------    ------------    ------------
Net earnings                                    $      3,503    $      4,952    $      4,596    $      6,145
                                                ============    ============    ============    ============


Basic net earnings per share                    $       0.30    $       0.42    $       0.39    $       0.52
                                                ============    ============    ============    ============

Diluted net earnings per share                  $       0.29    $       0.42    $       0.38    $       0.52
                                                ============    ============    ============    ============


Average shares outstanding                            11,756          11,733          11,749          11,723
Diluted effect of stock options                          210             158             217             188
                                                ------------    ------------    ------------    ------------
Average shares outstanding assuming dilution          11,966          11,891          11,966          11,911
                                                ============    ============    ============    ============


Cash dividends per share                        $      0.050    $      0.035    $      0.100    $      0.070
                                                ============    ============    ============    ============

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
            FEBRUARY 29, 2004, FEBRUARY 28, 2003 AND AUGUST 31, 2003

                                                                    (UNAUDITED)     (UNAUDITED)
                                                                     FEBRUARY         FEBRUARY          AUGUST
($ IN THOUSANDS, EXCEPT PAR VALUES)                                    2004             2003             2003
                                                                   ------------     ------------     ------------

ASSETS
Current Assets:
  Cash and cash equivalents                                        $      1,724     $      5,431     $     15,368
  Marketable securities                                                  11,733            7,971            8,770
  Receivables, net                                                       39,761           36,657           22,970
  Inventories, net                                                       24,829           24,315           20,019
  Deferred income taxes                                                   2,496            1,212            2,301
  Other current assets                                                    1,932              944            1,010
                                                                   ------------     ------------     ------------
  Total current assets                                                   82,475           76,530           70,438

Long-term marketable securities                                          36,813           27,813           38,674
Property, plant and equipment, net                                       14,348           14,270           13,889
Other noncurrent assets                                                   8,296            8,319            8,219
                                                                   ------------     ------------     ------------
Total assets                                                       $    141,932     $    126,932     $    131,220
                                                                   ============     ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                 $     12,863     $     12,900     $      8,228
  Other current liabilities                                              18,251           13,946           16,053
                                                                   ------------     ------------     ------------
  Total current liabilities                                              31,114           26,846           24,281

Pension benefits liabilities                                              2,315            1,688            2,315
Noncurrent liabilities                                                      163              426              333
                                                                   ------------     ------------     ------------
Total liabilities                                                        33,592           28,960           26,929
                                                                   ------------     ------------     ------------

Commitments and Contingencies

Shareholders' equity:
    Preferred stock, ($1 par value, 2,000,000 shares
      authorized, no shares issued and outstanding)                          --               --               --
    Common stock, ($1 par value, 25,000,000 shares
      authorized, 17,481,879,  17,458,052 and 17,459,561
      shares issued in February 2004 and 2003, and August 2003)          17,482           17,458           17,460
    Capital in excess of stated value                                     2,620            2,467            2,484
    Retained earnings                                                   177,754          168,589          174,333
    Less treasury stock, (at cost, 5,724,069 shares)                    (89,898)         (89,898)         (89,898)
    Accumulated other comprehensive gain (loss)                             382             (644)             (88)
                                                                   ------------     ------------     ------------
Total shareholders' equity                                              108,340           97,972          104,291
                                                                   ------------     ------------     ------------
Total liabilities and shareholders' equity                         $    141,932     $    126,932     $    131,220
                                                                   ============     ============     ============

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED FEBRUARY 29, 2004 AND
                                FEBRUARY 28, 2003
                                   (UNAUDITED)

                                                                             FEBRUARY         FEBRUARY
($ IN THOUSANDS)                                                               2004             2003
                                                                           ------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                            $      4,596     $      6,145
   Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation and amortization                                               1,506            1,759
      Amortization of marketable securities premiums, net                            81              (97)
      Loss on sale of fixed assets                                                    6               --
      Provision for uncollectible accounts receivable                              (129)            (141)
      Equity in net earnings of equity method investments                           196             (157)
      Deferred income taxes                                                        (150)             218
      Other, net                                                                    (52)             (70)
   Changes in assets and liabilities:
      Receivables, net                                                          (16,457)         (13,131)
      Inventories, net                                                           (4,869)          (8,732)
      Other current assets                                                         (969)            (162)
      Accounts payable, trade                                                     4,603            6,832
      Other current liabilities                                                     685           (1,105)
      Current taxes payable                                                       1,287            1,411
      Other noncurrent assets and liabilities                                        40             (428)
                                                                           ------------     ------------
   Net cash provided by operating activities                                     (9,626)          (7,658)
                                                                           ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                    (2,047)          (1,553)
   Proceeds from sale of property, plant and equipment                               11               52
   Purchases of marketable securities held to maturity                           (2,982)          (6,135)
   Proceeds from maturities of marketable securities held to maturity             4,496            9,153
   Purchases of marketable securities available for sale                         (3,790)              --
   Proceeds from maturities of marketable securities available for sale           1,315               --
                                                                           ------------     ------------
   Net cash (used in) provided by investing activities                           (2,997)           1,517
                                                                           ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of options under stock option plan                        164               23
   Dividends paid                                                                (1,175)            (821)
                                                                           ------------     ------------
   Net cash used in financing activities                                         (1,011)            (798)
                                                                           ------------     ------------

   Effect of exchange rate changes on cash                                          (10)             (55)
   Net (decrease) in cash and cash equivalents                                  (13,644)          (6,994)
   Cash and cash equivalents, beginning of period                                15,368           12,425
                                                                           ------------     ------------
   Cash and cash equivalents, end of period                                $      1,724     $      5,431
                                                                           ============     ============